Exhibit 10.1

FORBEARANCE AGREEMENT
THIS FORBEARANCE AGREEMENT (the “Agreement”) is made and entered into effective as of the 22nd day of November, 2019 (the “Effective Date”), upon the date of the full execution hereof (the “Execution Date”), by and among:
(a)    CORE MOLDING TECHNOLOGIES, INC., a Delaware corporation (the “US Borrower”);
(b)    HORIZON PLASTICS INTERNATIONAL INC., f/k/a 1137925 B.C. Ltd., a corporation incorporated under the laws of British Columbia, Canada (the “Canadian Borrower” and, together with the US Borrower, collectively, the “Borrowers” and individually, each a “Borrower”);
(c)     the Lenders (collectively, the “Lenders” and individually, each a “Lender”) as defined in the Credit Agreement (hereafter defined), currently including KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”); THE HUNTINGTON NATIONAL BANK, national banking association (“Huntington”); and THE TORONTO-DOMINION BANK, a Canadian national bank (“Toronto-Dominion”);
(d)    KEYBANK NATIONAL ASSOCIATION, a national banking association, as the administrative agent for the Lenders under the Credit Agreement (the “Administrative Agent”); and
(e)    CORE COMPOSITES CORPORATION, a Delaware corporation; CORE AUTOMOTIVE TECHNOLOGIES LLC, a Delaware limited liability company; and CORE COMPOSITES CINCINNATI, LLC, a Delaware limited liability company (collectively, the “Domestic Subsidiaries” and together with the US Borrower, the “Guarantors” and individually, each a “Guarantor”).
R E C I T A L S:

A.
The US Borrower, Canadian Borrower, the Administrative Agent and Lenders are parties to an Amended and Restated Credit Agreement dated as of January 16, 2018, as subject to a First Amendment Agreement dated as of March 14, 2019 (collectively, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Credit Agreement. The Credit Agreement amends and restates and supersedes the Original Credit Agreement.

B.
In connection with the Credit Agreement, the Lenders extended (i) a Revolving Credit Commitment to the Borrowers in respect of all Revolving Loans (including a US Revolving Loan or a Canadian Revolving Loan), Swing Loans and obligations as to Letters of Credit (collectively, the “Revolver”), (ii) a US Term Loan Commitment to the US Borrower in respect of the US Term Loan, and (iii) a Canadian Term Loan Commitment to the Canadian Borrower in respect of the Canadian Term Loan. The Revolver (in the original and a current commitment amount up to $40,000,000, subject to an availability block), the US Term Loan to the US Borrower (in the original commitment amount of $32,000,000) and the Canadian Term Loan to the Canadian Borrower (in the original commitment amount of $13,000,000), are in the current principal amounts as of November 14, 2019 of $23,848,431.28, $27,800,000.00 and $11,293,750.00, respectfully, and shall be referred to collectively herein, together with all other loans pursuant to the Loan Documents, As defined in the Credit Agreement and also including all loan documents in respect of the Original Credit Agreement. as the “Loans.”

C.	The Loans are evidenced and secured by the Loan Documents (as defined in the Credit Agreement), including the Notes and Security Documents and each Guaranty of Payment and Guaranty of Payment

Joinder, and all loan documents in respect of the Original Credit Agreement, among other documentation, without limitation, evidencing, acting as security for, or executed in connection with the Loans (collectively, the “Loan Documents”). Reference is made to:

(i) the Amended and Restated Security Agreement dated effective January 16, 2018 (the “Amended Security Agreement”) executed by the US Borrower and the US Subsidiaries in favor of the Administrative Agent pursuant to which a security interest is granted in substantially all assets of the US Borrower and US Subsidiaries as pledgors to secure obligations owing to the Lenders and Administrative Agent;
(ii)    the Security Agreement dated effective January 16, 2018 (“Canadian Security Agreement”) executed by the Canadian Borrower (and to be executed by any later Foreign Subsidiary) in favor of the Administrative Agent pursuant to which a security interest is granted in substantially all assets of the Canadian Borrower (and any later Foreign Subsidiary) as pledgors to secure obligations owing to the Lenders and Administrative Agent;
(iii) the Amended and Restated Pledge Agreement (US Borrower) dated effective January 16, 2018 executed by the US Borrower in favor of the Administrative Agent granting a security interest and pledging the equity interests in any Subsidiary of the US Borrower to secure obligations owing to the Lenders and Administrative Agent;
(iv)     the Amended and Restated Pledge Agreement (Subsidiary) dated effective January 16, 2018 executed by Core Composites Corporation in favor of the Administrative Agent granting a security interest and pledging the equity interests in any Subsidiary of Core Composites Corporation to secure obligations owing to the Lenders and Administrative Agent;
(v)    the Amended and Restated Guaranty of Payment (Subsidiary) dated effective January 16, 2018 executed by each of the Domestic Subsidiaries in favor of the Administrative Agent jointly and severally guaranteeing payment in full of obligations owing to the Lenders and Administrative Agent;
(vi)     Article X of the Credit Agreement pursuant to which the US Borrower guarantees to the Administrative Agent the payment in full of the Secured Obligations owing by the Canadian Borrower;
(vii) the Open-End Mortgage, Assignment of Leases and Rents, and Fixture Filing dated December 9, 2008 (the “Ohio Mortgage”) executed by the US Borrower in favor of the Administrative Agent granting a security interest and mortgage in certain real property located in Franklin County, Columbus, Ohio (commonly known as 800 Manor Park Drive) as more specifically described therein to secure obligations owing to the Lenders and Administrative Agent, as subject to a First Amendment thereto dated January 16, 2018, between the US Borrower and the Administrative Agent which increased the maximum principal debt amount secured thereby up to $110,000,000; and
(viii) the Mortgage, Assignment of Leases and Rents and Fixture Filing dated effective January 16, 2018 (the “South Carolina Mortgage,” and together with the Ohio Mortgage, the “Mortgages”) executed by the US Borrower in favor of the Administrative Agent granting a security interest and mortgage in certain real property located in Cherokee County, Gaffney, South Carolina (commonly known as 24 Commerce Drive, Meadow Creek Industrial park) as more specifically described therein, to secure obligations owing to the Lenders and Administrative Agent.

D.
The Loans are cross-defaulted and cross-collateralized with each other. The Collateral (including but not limited to the assets of the Borrowers and the Domestic Subsidiaries) secures obligations in connection with all of the Loans. The Loans are secured by perfected security interests and liens.

E.	The Borrowers, Guarantors, Administrative Agent and Lenders hereby acknowledge and confirm:

(i) that the following event of default (the "Existing Default") has occurred and is continuing pursuant to the Loan Documents:
Section 5.7 of the Credit Agreement now provides as follows regarding the Borrowers’ Fixed Charge Coverage Ratio: “The Borrowers shall not suffer or permit at any time the Fixed Charge Coverage Ratio to be less than (i) 1.25 to 1.00 on March 31, 2019 through September 29, 2019, (ii) 1.50 to 1.00 on September 30, 2019 through December 30, 2019, (iii) 1.00 to 1.00 on December 31, 2019 through March 30, 2020, (iv) 1.10 to 1.00 on March 31, 2020 through June 29, 2020, and (v) 1.15 to 1.00 on June 30, 2020 and thereafter.” The Borrowers failed to maintain the required Fixed Charge Coverage Ratio for the fiscal quarter of the US Borrower ended September 30, 2019, and such covenant violation constitutes an Event of Default pursuant to Section 7.2 of the Credit Agreement, Section 16 of the Amended Security Agreement and Section 22 of each of the Mortgages, without limitation as to other resulting defaults pursuant to the Loan Documents not acknowledged hereby; and
(ii) that further defaults under Section 5.7, parts (a) and (b), of the Credit Agreement dealing with the Leverage Ratio and the Fixed Charge Coverage Ratio (collectively, the “Specified Potential Defaults”) may occur:
The Administrative Agent and Lenders reserve all rights and remedies in respect of the Existing Default and any Specified Potential Default, including but not limited to the establishment of a “Cash Collateral Account” as defined in and pursuant to the Amended Security Agreement and the Canadian Security Agreement.

F.
As of November 14, 2019, the total principal amount due to the Lenders from the Borrowers pursuant to the Loans is $62,942,181.28, including a principal balance of $23,848,431.28 in respect of the Revolver, a principal balance of $27,800,000.00 on the US Term Loan, and a principal balance of $11,293,750.00 on the Canadian Term Loan. As of November 14, 2019, the total amount due to the Lenders from the Borrowers in connection with the Loans is a principal amount not less than $62,942,181.28, plus interest, default interest, other existing and continuing amounts now due and hereafter arising pursuant to the Loan Documents and this Agreement including, without limitation, attorneys’ fees and expenses, and other bank charges, fees and costs (collectively, all of such stated, unstated, current and future amounts, and further including the definition of Obligations as contained in the Credit Agreement, the “Obligations”).

G.
The Borrowers have requested that the Administrative Agent and Lenders forbear from exercising remedies as a result of the Existing Default and any Specified Potential Default. The Administrative Agent and Lenders are willing to forbear for a limited time in connection with the Loans on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, Guarantors, the Administrative Agent and the Lenders hereby agree as follows:

1.Acknowledgments. The parties hereby make the following acknowledgments:

a.The Borrowers, Guarantors, the Administrative Agent and Lenders hereby acknowledge the accuracy of the foregoing recitals and such recitals among the parties are hereby adopted and made a part hereof;

b.The Borrowers and the Administrative Agent and Lenders hereby acknowledge that (i) the Borrowers each executed the Loan Documents in the places where their names are noted therein, on the dates indicated therein; and (ii) the Borrowers are properly obligated under the Loan Documents and the terms of this Agreement and such obligations are not subject to any defenses, setoffs or counterclaims against the Administrative Agent and/or Lenders;

c.The Guarantors and the Administrative Agent and Lenders hereby acknowledge that (i) the Guarantors executed and provided certain guaranties in connection with the Loans on the dates indicated therein; and (ii) the Guarantors are properly obligated under the applicable guaranties and such obligations are not subject to any defenses, setoffs or counterclaims against the Administrative Agent and/or Lenders;

d.The Borrowers, Guarantors, the Administrative Agent and Lenders hereby acknowledge that the Administrative Agent’s security interests and liens in the Collateral are, to the best of their knowledge, properly perfected and that Administrative Agent has a first and best lien with respect to the Collateral pursuant to the Loan Documents, subject only to assessments and real property taxes with respect to the Domestic Real Property;

e.The Borrowers and Guarantors acknowledge that the Administrative Agent has employed outside counsel for advice and other representation and has incurred and will continue to incur legal and/or other costs and expenses in connection with the Loans and recovery of the Obligations owed to the Lenders and that such costs and expenses constitute Obligations of the Borrowers secured by the Collateral pursuant to the Loan Documents;

f.All of the provisions of the Loan Documents are ratified and confirmed and remain in full force and effect except to the extent modified by this Agreement. The Borrowers, Guarantors, Administrative Agent and Lenders hereby expressly intend that this Agreement shall not in any manner (i) constitute the refinancing, refunding, payment or extinguishment of the Obligations evidenced by the existing Loan Documents; (ii) be deemed to evidence a novation of the outstanding balance of the Obligations; or (iii) replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens in favor of the Administrative Agent on the Collateral. Each Borrower and Guarantor ratifies and reaffirms any and all grants of Liens to the Administrative Agent for the benefit of the Lenders on the Collateral as security for the Obligations, and each Borrower and Guarantor acknowledges and confirms that the grant of the Liens to the Administrative Agent on the Collateral: (x) represents continuing Liens on all of the Collateral, and (y) secures all of the Obligations; and

g.The Borrowers and Guarantors acknowledge that the Loans are in default and that the Administrative Agent and Lenders are not obligated to fund, or otherwise make disbursements or advances, pursuant to the Loans or Loan Documents.

2.Representations, Warranties and Covenants. The Borrowers and Guarantors hereby represent, warrant and covenant to the Administrative Agent and Lenders as follows:

a.Except for the Existing Default, no default, violation or event of default under the Credit Agreement and other Loan Documents, and no event which, with the passage of time or giving of notice, or both, could constitute any such default, violation or event of default, has occurred and is continuing as of the Effective Date;

b.After giving effect to this Agreement, and except for those matters constituting the Existing Default or a Specified Potential Default, (i) all of the representations and warranties of the Borrowers and Guarantors in the Loan Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (ii) the execution and delivery by each Borrower and Guarantor of this Agreement and the performance by such Borrowers and Guarantors of the Credit Agreement and this Agreement do not require the consent of any Person (other than that which has been obtained) and do not contravene the terms of any of Borrowers’ or Guarantors’ organizational documents, or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or any of Borrower’s or Guarantor’s property is bound;

c.After giving effect to this Agreement, no representation or warranty by the Borrowers contained in this Agreement or any document, agreement or instrument to be executed or delivered herewith contains any untrue statements of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in any material respect in light of the circumstances under which it was made;

d.The execution, delivery and performance of this Agreement, and any document, agreement or instrument to be executed or delivered herewith, by the Borrowers or Guarantors will not result in the violation of any mortgage, security agreement, indenture, material contract, instrument, agreement, organizational document, judgment, decree, order, statute, rule or regulation to which the Borrowers or Guarantors are subject or by which any of the Borrowers’ or Guarantors’ respective properties and assets are bound;

e.This Agreement has been, and all documents and instruments which may be executed by the Borrowers and Guarantors under the terms and conditions hereof shall be, duly and validly executed by the Borrowers and Guarantors, and shall constitute the legal, valid and binding obligations of the Borrowers and Guarantors, enforceable against the Borrowers and Guarantors in accordance with their respective terms;

f.The Borrowers and Guarantors have obtained any necessary consents or approvals and have the individual or corporate power and authority to execute, deliver and carryout the terms and provisions of this Agreement and the transactions contemplated hereby and have taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

g.The Loan Documents, except as, and solely to the extent that the same may be, modified by this Agreement, remain in full force and effect and remain the valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms;

h.The Administrative Agent holds, to the best of Borrowers’ and Guarantors’ knowledge, perfected first priority liens and security interests in all of the Collateral, and each lien, security interest and encumbrance granted in favor of the Administrative Agent for the benefit of Lenders pursuant to the Loan Documents or this Agreement is valid, in full force and effect, has the priority required of it by the Loan

Documents, this Agreement and such other related documents and secures the Obligations of the Borrowers and Guarantors;

i.The Borrowers and Guarantors, as applicable, own and possess all right, title and interest in and to the Collateral, subject to the liens and security interests held by the Administrative Agent for the benefit of Lenders;

j.Except for sales in the ordinary course of business, none of the Collateral which is subject to the Administrate Agent’s security interests has been sold, transferred, assigned, abandoned, exchanged or otherwise conveyed to any other person or entity;

k.With respect to all material obligations, each Borrower and Guarantor has filed, on a timely basis, all tax returns and reports of any nature whatsoever which are required to be filed with any federal, state, local or foreign governmental authority or agency, and has paid in full all assessments received and all taxes of any nature whatsoever which have become due under applicable federal, state, local or foreign governmental law or regulations with respect to all periods prior to the execution and delivery of this Agreement, and there is no dispute or claim concerning tax liability of any Borrower or Guarantor claimed or, to the best of any Borrower’s or Guarantor’s knowledge, raised or threatened by any authority or agency and there exists no tax liens of any nature (except for statutory liens for real property taxes not yet due and payable);

l.With respect to all material obligations, the Borrowers and Guarantors, as applicable, have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, or other third party;

m.Except as otherwise specifically provided herein, the execution, delivery, performance, and effectiveness of this Agreement shall not operate nor be deemed to be or construed as a waiver (i) of any right, power or remedy of the Administrate Agent and Lenders under the Loan Documents, or (ii) of any term, provision, representation, warranty or covenant contained in the Loan Documents. Further, none of the provisions of this Agreement shall constitute, be deemed to be, or construed as, a waiver of any default, or event of default under any of the Loan Documents, whether occurring before or after the date hereof;

n.The Loan Documents, and the obligations set forth therein, shall be subject to the terms of this Agreement and shall be further altered only to the extent a modification is reduced to a written agreement and signed by each party; and

o.The Administrate Agent and Lenders are under no duty or obligation of any kind or nature to grant the Borrowers any additional period of forbearance beyond the Forbearance Period (hereafter defined).

The Borrowers and Guarantors hereby expressly acknowledge and confirm that the foregoing representations and warranties are being specifically relied upon by the Administrative Agent and Lenders as a material inducement to the Administrative Agent and Lenders to enter into this Agreement and to forbear from exercising certain rights and remedies with respect to the Existing Default and any Specified Potential Default. The foregoing representations and warranties shall survive the execution and delivery of this Agreement and the documents, agreements and instruments to be executed or delivered herewith.

3.Conditions Precedent to Effectiveness of Agreement. In addition to all other conditions and agreements set forth herein, this Agreement shall not be effective until it is fully executed and delivered and all of the following have occurred:

a.The Administrative Agent and Lenders shall have received all required payments and deliveries from the Borrowers, Guarantors and others, pursuant to the Loan Documents through the Effective Date;

b.The Borrowers shall have retained Hilco Valuation Services (“Hilco”) to conduct an inventory appraisal and an appraisal of machinery and equipment, without limitation as to other tasks to be performed;

c.The Borrowers shall have retained Huron Consulting Group (“Huron”) to provide an assessment of operations and strategic alternatives;

d.The Borrowers shall have paid the Administrative Agent in immediately available funds, a forbearance fee equal to twenty-five (25.00) basis points of the total amount of the available Commitment (including the amount of the Availability Block) as of the Effective Date upon application of this Agreement ($197,734.38) (the “Forbearance Fee” determined as follows: .0025 x ($40,000,000 + $27,800,000 + $11,293,750), to be shared on a pro-rata basis among the Lenders based on their respective Commitment Percentage, which Forbearance Fee shall due upon the full execution of the Agreement on the Execution Date and shall be non-refundable and fully earned when paid.

e.KeyBank shall have received certified resolutions or written consent resolutions from each of the Borrowers and Guarantors (through board of directors, shareholder or member consent and approval, as applicable) authorizing the execution of this Agreement and the transactions contemplated hereby, together with applicable good standing certificates or the equivalent, certified copies of organizational documents, and certificates of incumbency and ownership for each of the Borrowers and Guarantors;

f.The Borrowers shall have paid the certain legal fees and expenses of the Administrative Agent incurred in respect of the Loans, before and after the Existing Default, and in connection with the preparation of this Agreement in the amount of $24,000 (the amount of certain obligations incurred through November 14, 2019), with all remaining unpaid and additionally incurred amounts to be paid subsequently upon request by the Administrative Agent. The Borrower shall remain liable for all fees, expenses and other obligations due pursuant to the Loan Documents; and

g.The Borrowers and Guarantors shall have executed and delivered this Agreement to the Administrative Agent, together with any and all documents necessary to satisfy the terms and conditions of the Agreement.

4.Forbearance of Administrative Agent and Lenders/Required Payments. The Administrative Agent and Lenders shall forbear from the exercise of rights and remedies pursuant to the Loan Documents solely as to the Existing Default and the Specified Potential Defaults subject to the terms of this Agreement for the period from and after the Effective Date through March 13, 2020 (the “Forbearance Period”), solely in accordance with the following terms and subject to the following conditions:

a.The Borrowers shall remain current on the payment and, except with respect to the Existing Default and any Specified Potential Default, the performance of all required obligations pursuant to the Loan Documents (as modified by this Agreement) and this Agreement from and after the Effective Date;
b.Borrower shall satisfy the following requirements by the deadlines noted:

(i)    On or before December 6, 2019, the Administrative Agent and Lenders shall each receive a copy of a report of Huron containing findings and observations in respect of the businesses and operations of Borrowers;
(ii)    On or before December 6, 2019, the Borrowers shall have delivered a strategic alternative assessment in respect of the Borrowers operations and financing to the Administrative Agent and Lenders;
(iii)    On or before December 15, 2019, the Administrative Agent and Lenders shall each receive a copy of an inventory appraisal for the Borrowers conducted by Hilco;
(iv)    On or before December 15, 2019, the Administrative Agent and Lenders shall each receive a copy of the machinery and equipment appraisal for the Borrowers conducted by Hilco;
(v)    On or before December 15, 2019, the Borrowers shall have determined and proposed a new capital structure to the Administrative Agent and Lenders;
(vi)    On or before February 14, 2020, the Borrowers shall have obtained a definitive, written commitment from involved parties and/or lenders providing the basis for implementation of a new capital structure, including an executed term sheet with defined due diligence parameters consistent with a closing by the Refinancing Deadline (hereafter defined), and shall have provided copies of the applicable documentation to the Administrative Agent and Lenders; and
(vii)    On or before March 13, 2020 (the “Refinancing Deadline”), the Borrowers shall have closed on a new capital structure, acceptable to the Administrative Agent and Lenders in their sole discretion (“Refinancing”) or otherwise satisfying the Obligations in full.
c.Borrowers shall not make any Capital Distribution or any other Restricted Payment of any kind during the Forbearance Period.

d.Through October 31, 2019 (the “Measurement Date”), the Borrowers’ Consolidated Capital Expenditures year-to-date totaled $8,046,288. The Borrowers shall not spend or invest more than $4,500,000 in additional Consolidated Capital Expenditures from and after the Measurement Date through March 13, 2020 (the “Capital Expenditures Limitation”), with a cumulative cap on monthly Consolidated Capital Expenditures comprising the Capital Expenditures Limitation as follows: $1,600,000 through December 31, 2019; $2,500,000 through January 31, 2020; $3,300,000 through February 29, 2020; and $4,500,000 through March 13, 2020.

e.The Borrowers and Guarantors shall comply with all of the terms and conditions of this Agreement. Except as otherwise specifically provided herein, the Borrowers and Guarantors shall comply with all of the terms and conditions of the Loan Documents. The Borrowers shall remain liable for (i) all fees, expenses and other payment obligations pursuant to the Loan Documents, and (ii) performance of further obligations pursuant to the Loan Documents except as modified by this Agreement.

f.If the Borrowers timely satisfy the conditions precedent set forth in Section 3 of this Agreement and make all required payments of the Loans through and after the Effective Date, and otherwise perform timely all obligations owing under the Loan Documents and this Agreement (including but not limited to payment in full of the Obligations upon the expiration of the Forbearance Period or entry into a Refinancing), without default, payment of all default interest accruing through and after the Effective Date shall be forgiven upon the expiration of the Forbearance Period (the “Expiration Date”) and the immediate, concurrent payment in full of the Loans and Obligations on the Expiration Date or the prior or concurrent entry into a Refinancing (please note that in the event of the occurrence of a default or an event of default subsequent to the Effective Date, or if payment of the Loans or the entry into a Refinancing is not made in full on or before the expiration of the Forbearance Period on the Expiration Date, default interest shall be assessed and the amount thereof accrued through and after the Effective Date shall be immediately due and payable and shall further accrue from and after the date of any further default or nonpayment); and

g.Reasonable attorneys’ fees and any other professional fees as well as all reasonable expenses, costs, charges and other fees incurred by counsel, other professionals, and the Administrative Agent and Lenders in connection with the Loans and the Loan Documents and the recovery of amounts owed from the Borrowers and other liable parties, shall be payable, jointly and severally, on demand, by the Borrowers and Guarantors to the Administrative Agent.

5.    Changes to Loan Documents. Upon satisfaction of the conditions precedent hereto and full execution hereof, the Borrowers, Guarantors, the Administrative Agent and Lenders agree that the Loan Documents shall be modified and amended as of the Effective Date as follows:
a.Section 1.1 of the Credit Agreement is hereby amended to delete the definition of “Availability Block” therefrom and to insert in place thereof the following:
“Availability Block” means Twelve Million Dollars ($12,000,000), as such amount may be decreased or otherwise modified pursuant to Section 11.3(b)(i)(G).

b.The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended to replace the March 31, 2019 date in the first paragraph in part (b) with “September 30, 2019” and to replace the June 1, 2019 date referenced twice in the second paragraph in part (b) with “November 22, 2019”, and to delete the chart following the first paragraph in part (b) of the definition and to insert in place thereof the following:

Leverage Ratio	Applicable Basis Points for Eurodollar Loans and Daily LIBOR Loans	Applicable Basis Points for Base Rate Loans
Greater than or equal to 4.75 to 1.00	450.00	350.00
Greater than or equal to 4.25 to 1.00 but less than 4.75 to 1.00	400.00	300.00
Greater than or equal to 3.75 to 1.00 but less than 4.25 to 1.00	350.00	250.00
Greater than or equal to 3.25 to 1.00 but less than 3.75 to 1.00	325.00	225.00
Greater than or equal to 2.75 to 1.00 but less than 3.25 to 1.00	275.00	175.00
Greater than or equal 1.75 to 1.00 but less than 2.75 to 1.00	250.00	150.00
Less than 1.75 to 1.00	225.00	125.00

c.The definition of “Applicable Commitment Fee Rate” in Section 1.1 of the Credit Agreement is hereby amended to replace the March 31, 2019 date in the first paragraph in part (b) with “September 30, 2019” and to replace the June 1, 2019 date referenced twice in the second paragraph in part (b) with “November 22, 2019”, and to delete the chart following the first paragraph in part (b) of the definition and to insert in place thereof the following:

Leverage Ratio	Applicable Commitment Fee Rate
Greater than or equal to 4.75 to 1.00	40.00 basis points
Greater than or equal to 4.25 to 1.00 but less than 4.75 to 1.00	37.50 basis points
Greater than or equal to 3.75 to 1.00 but less than 4.25 to 1.00	35.00 basis points
Greater than or equal to 3.25 to 1.00 but less than 3.75 to 1.00	32.50 basis points
Greater than or equal to 2.75 to 1.00 but less than 3.25 to 1.00	30.00 basis points
Greater than or equal 1.75 to 1.00 but less than 2.75 to 1.00	27.50 basis points
Less than 1.75 to 1.00	25.00 basis points

d.any and all of the Loan Documents are deemed amended and modified as further necessary to effect the terms and conditions of this Agreement.

6.    Security Interest. The Borrowers and Guarantors agree that Lender has valid and enforceable liens and security interests in the Collateral.
7.    Termination of Forbearance/Default.
a.The Lender shall forbear from the exercise of its rights and remedies (in accordance with the provisions of Section 4 hereof) until the earlier of the expiration of the Forbearance Period (as of March 14, 2020, the Administrative Agent and Lenders may pursue all available rights and remedies) or the occurrence of any of the following:
1.any default or event of default (other than any Specified Potential Default) arising under any of the Loan Documents after the date hereof (without additional notice or cure periods);

2.default in performance by the Borrowers under any provisions of this Agreement (without notice or cure periods);

3.any default in making any payment due to the Administrative Agent or Lenders or taxing authorities (without notice or cure periods) under this Agreement or the Loan Documents;

4.any warranty, representation, statement, report, financial statement or certificate, made or furnished to the Administrative Agent and Lenders by or on behalf of the Borrowers or Guarantors proves to have been false or knowingly inaccurate in any material respect when made or furnished;

5.any default (other than any Specified Potential Default) in any other non-payment or non-performance obligation due hereunder after written notice from the Administrative Agent to the Borrowers or Guarantors, and the expiration of ten (10) days following the date of mailing of such notice without the Borrowers or Guarantors having effected a cure thereof; or

6.if the Administrative Agent or Lenders, in their sole discretion, determine that a material adverse change has occurred after the Effective Date in the financial condition, operations or business of any Borrower or the value of the Collateral.

b.Upon the expiration of the Forbearance Period or the termination of the Forbearance Period and the applicable forbearance of the Administrative Agent and Lenders resulting from an occurrence set forth in Section 7(a) above, the Administrative Agent and Lenders may exercise all or any one of the rights, powers, privileges and other remedies available to the Administrative Agent and/or Lenders against the Borrowers, Guarantors and/or the Collateral under the Loan Documents and this Agreement or at law or in equity at any time and from time to time thereafter whether or not the Administrative Agent and/or Lenders shall have commenced any collection action, foreclosure proceeding or other litigation for enforcement of its or their rights and remedies under the Loan Documents with respect to the Collateral and the Borrowers. The parties hereto agree that in the event of an occurrence set forth in Section 7(a) above, this Agreement does not, in any manner, limit any rights which the Administrative Agent and Lenders had, or now have, to institute legal proceedings or take any other action against all or any of the Borrowers, Guarantors, and/or Collateral for the purpose of collecting the Obligations and any additional obligations owed to the Lenders.
8.    Release. EACH OF THE BORROWERS AND GUARANTORS HEREBY REPRESENTS AND WARRANTS TO THE ADMINISTRATIVE AGENT AND LENDERS, AND AGREES WITH THE ADMINISTRATIVE AGENT AND LENDERS, THAT IT HAS NO CLAIM OR OFFSET AGAINST, OR DEFENSE OR COUNTERCLAIM TO, ANY OF THE OBLIGATIONS TO THE ADMINISTRATIVE AGENT AND LENDERS AND, IN CONSIDERATION OF THIS AGREEMENT, EACH OF THE BORROWERS AND GUARANTORS, ON THEIR OWN BEHLF OF AND ON BEHALF OF THEIR PARTNERS, AFFILIATES, SUBSIDIARIES, OFFICERS, DIRECTORS, SHAREHOLDERS, AGENTS, SUCCESSORS, PREDECESSORS, MEMBERS, ATTORNEYS, HEIRS AND ASSIGNS (COLLECTIVELY FOR THE PURPOSE OF THIS SECTION 8 THE "RELEASED PARTIES", FROM ANY AND ALL ACTIONS, CAUSES OF ACTION, JUDGEMENTS, DEBTS, CLAIMS, DEMANDS, DAMAGES, LOSSES, EXPENSES, OBLIGATIONS, LIABILITIES, CONTROVERSIES AND EXECUTIONS OF ANY KIND OR NATURE WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR NOT, DIRECT O INDIRECT, AT LAW OR IN EQUITY, ARISING OUT OF OR BY REASON OF OR RELATED TO THE OBLIGATIONS, THE LOANS, THE COLLATERAL, AND/OR THE LOAN DOCUMENTS (INCLUDING THIS AGREEMENT IN ALL REFERENCES THERETO) AND FURTHER INCLUDING, BUT NOT LIMITED TO, THOSE MATTERS RELATED TO THE OBLIGATIONS, THE LOANS AND/OR THE LOAN DOCUMENTS, WHICH PERTAIN TO ANY MATTER OR THINGS DONE, OMITTTED, OR SUFFERED TO BE DONE BY ANY OF THE RELEASED PARTIES, OR WHICH HAVE ARISEN, OR MAY HAVE ARISEN, OR SHALL HEREAFTER RISE BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER, FROM THE FIRST DAY OF THE WORLD, TO AND INCLUDING THE LATER OF THE EXECUTION DATE OR THE EFFECTIVE DATE, AND EACH OF THE RELEASORS DOES SPECIFICALLY WAIVE ANY CLAIM OR RIGHT TO ASSET ANY CAUSE OF ACTION OR ALLEGED CAUSE OF ACTION OR CLAIM OR DEMAND AGAINST THE RELEASED PARTIES WHICH HAS, THROUGH OVERSIGHT OR ERROR, INTENTIONALLY OR UNINTENTIONALLY, OR THROUGH A MUTUAL MISTAKE, BEEN OMITTED FROM THIS AGREEMENT, BUT IS RELATD TO THE SUBJECT MATTER HEROF. The Borrowers and Guarantors hereby confirm that they have all right, power and authority to grant the releases to the Released Parties as provided in this Section 8, and that the Borrowers and Guarantors have not transferred, assigned or conveyed any right, title or interest to the matters subject to release hereby to any other person. The Administrative Agent and Lenders would not agree to enter into this Agreement but for the provisions set forth in this Section 8. The Borrowers and Guarantors confirm that they have agreed to the provisions of this Section 8 of their own volition, with full knowledge of the extent and effect of the various releases and waivers granted by this Section and of the importance to the Administrative Agent and Lenders of these waivers and releases and after having had the opportunity to discuss this matter with counsel of their choice. The foregoing release shall be effective immediately upon execution of this Agreement and shall remain in full force and effect notwithstanding the unfullfillment of the conditions precedent contained in Section 3 or other conditions contained elsewhere in this Agreement or the later termination of this Agreement for any reason.
9.    Confirmation and Waiver of Guarantors. Guarantors, as guarantors, by executing this Agreement, hereby assent to the terms and conditions of this Agreement and ratify and reaffirm the terms and conditions of the guaranties included among the Loan Documents, which guaranties shall remain in full force and effect. Guarantors hereby waive any and all defenses to the obligations under the guaranties based upon or arising out of (i) any modifications to the Loans and the Loan Documents as provided herein, (ii) the taking of any additional security for repayment of the Obligations, and (iii) any act or omission of the Administrative Agent or Lenders or agents thereof occurring prior to and including the later of the Execution Date or the Effective Date. Notwithstanding any language contained in the guaranties or other applicable documentation, Guarantors, as guarantors, to the extent permitted by law, each waive any claim or other right which such Guarantor might now have or hereafter may acquire against any of the Administrative Agent, Lenders, Borrowers, co-guarantors, or any other obligor of the Obligations, which arises from the existence or performance of each Guarantor’s liability or other obligations under the guaranties and any other guaranties which any of the Guarantors has executed in favor of the Administrative Agent and Lenders, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Administrative Agent and Lenders against any of the Borrowers or any of the Collateral, whether or not such claim, remedy, or right arises in equity, or under contract, statute, or common law.
10.    Additional Funding/Forbearance Period. The Lenders shall make ongoing funding to the Borrowers pursuant to the Loan Documents as modified by the terms of this Agreement and on no other basis. The Lenders are under no duty or obligation of any kind or nature to grant the Borrowers any additional period of forbearance beyond the Forbearance Period.
11.    Power of Attorney. The Borrowers and Guarantors hereby irrevocably constitute and appoint the Administrative Agent as the true and lawful attorney-in-fact for said parties in the Borrowers’ and Guarantors’ (as applicable) name, place and stead, with full power of delegation and substitution, to make execute, and deliver any and all instruments, papers and documents, which shall become necessary, proper, convenient or desirable to further evidence perfection of the Administrative Agent’s and the Lenders’ liens against, or to liquidate, the Collateral, including, without limitation, the right to supply any necessary endorsement for any instrument.
12.    Hold Harmless/Indemnification. In addition to any other obligations of indemnification under the Loan Documents, the Borrowers and Guarantors hereby assume responsibility and liability for, and hereby agree to hold harmless and indemnify the Administrative Agent and Lenders from and against, any and all, by way of example but without limitation, liabilities, demands, obligations, injuries, costs, damages (direct, indirect or consequential), awards, loss of interest, principal or any portion of the Collateral or Obligations, charges, expenses, payments of money and attorneys’ fees, incurred or suffered, directly or indirectly, by the Administrative Agent and/or Lenders and/or asserted against the Administrative Agent and/or Lenders, by any person or entity whatsoever, including the Borrowers and Guarantors, without limitation, arising out of or related to the Loans, Loan Documents, this Agreement or any document executed in connection herewith, or the relationship between or among the parties hereto, or the exercise of any right or remedy for which the Lenders may be liable, for any reason whatsoever except for the Administrative Agent’s or the Lenders’ own acts of gross negligence or willful misconduct. The foregoing hold harmless and indemnification obligations shall be effective immediately upon execution of this Agreement and shall remain in full force and effect notwithstanding the unfullfillment of the conditions precedent contained in Section 3 or other conditions contained elsewhere in this Agreement or the later termination of this Agreement for any reason.
13.    Lenders Costs/Attorneys’ Fees. After taking into account the separate provisions hereof addressing payment of certain legal fees and legal expenses of the Administrative Agent and Lenders and other expenses of the Administrative Agent and Lenders, the Borrowers and Guarantors shall otherwise reimburse the Administrative Agent and Lenders promptly upon demand for all costs and expenses, expended or incurred by the Administrative Agent or Lenders in connection with: (a) the Existing Default, (b) the negotiation and preparation or enforcement of this Agreement and the Loan Documents, including without limitation, during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Administrative Agent’s or Lenders’ rights, remedies and obligations under this Agreement or any of the Loan Documents, whether or not any form of legal proceeding has commenced, (c) collecting any sum which becomes due to the Administrative Agent or Lenders under this Agreement or any of the Loan Documents, (d) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, (e) the protection, preservation or enforcement of any rights or remedies of the Administrative Agent or Lenders, whether or not any form of legal proceeding is commenced, (f) any action necessary to defend, protect, assert, or preserve any of the Administrative Agent’s or Lenders’ rights or remedies as a result of or related to any case or proceeding under Chapter 11 of the United States Code, as amended, or any similar law of any jurisdiction, and (g) all other matters as provided pursuant to the terms and conditions of the Loan Documents. All of such costs and expenses shall bear interest from the time of demand at the highest rate then in effect under the Loan Documents or this Agreement, and shall be considered part of the Obligations, as that term is defined in this Agreement.
14.    Effect of Bankruptcy. The Administrative Agent and Lenders shall further have no on-going obligation to forbear from exercising their rights and remedies in the event that at any time, any of the Borrowers or Guarantors (i) voluntarily or involuntarily is adjudicated as bankrupt or insolvent, (ii) procures, permits or suffers the voluntary or involuntary appointment of a receiver, trustee or liquidator for itself or for all or any part of its property, (iii) files petitions or other proceedings seeking relief under the bankruptcy, rearrangement, reorganization or other debt or relief laws of the United States, any state thereof, or any competent jurisdiction, (iv) makes a general assignment for the benefit of its creditors, (v) admits in writing its inability to pay its debts as such debts mature, or (vi) fails to contest any involuntary proceedings described in the foregoing subsections (i) through (v) within thirty (30) days after the filing thereof if involuntarily filed.
15.    Consent to Relief from Automatic Stay. The Borrowers and Guarantors agree that if any of them shall: (a) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the United States Code, as amended, (b) be the subject of any order for relief issued under such Title 11 of the United States Code, as amended, (c) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (d) seek consent to or acquiesce in the appointment of any trustee, receiver, conservator, or liquidator, (e) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against him, her or it for any reorganization, arrangement, composition, readjustment, liquidation, disillusionment, or similar relief under any present or future federal or state act or law relating to bankruptcy and insolvency, or relief for debtors, the Administrative Agent and/or Lenders shall thereupon, subject to court approval, be entitled to relief from any automatic stay imposed by Section 362 of Title 11 of the United States Code, as amended, or from any other stay or suspension of remedies imposed in any other manner with respect to the exercise of the rights and remedies otherwise available to the Administrative Agent and Lenders under the terms of this Agreement and the Loan Documents, and the Borrowers and Guarantors shall consent to, and otherwise not oppose, any such relief sought by the Administrative Agent or Lenders. The Administrative Agent’s and/or the Lenders’ enforcement of this consent to relief from stay shall be effective only to the extent that it does not result, as of the Effective Date, in a breach of any fiduciary duty owed by the directors or officers of any Borrower or Guarantor as determined solely in response to any inquiry raised by contesting third parties at a later date.
16.    Expenses. The Borrowers and Guarantors shall be responsible for their own expenses, as well as those of the Administrative Agent and Lenders, related to this Agreement.
17.    Voluntary Agreement. In the negotiations leading up to this Agreement, the Borrowers and Guarantors have had sufficient time to consider all terms of this Agreement and the alternatives hereto, during which time they have had the benefit of, or opportunity to consult with, counsel, and each is fully prepared and willing to sign this Agreement and be legally bound thereby. The Borrowers and Guarantors freely and thoroughly considered all options, and enter into this Agreement knowingly and voluntarily. The Borrowers and Guarantors acknowledge that they have not signed this Agreement under duress or coercion, and that other alternatives exist which they have considered and rejected. Each party has had equal opportunity to negotiate the terms of this Agreement, and counsel for the Administrative Agent has prepared the draft merely for the convenience of the parties. The identity of the party preparing this Agreement shall have no effect on the interpretation hereof.
18.    Effect and Construction of Agreement. Except as expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to: (a) impair the validity, perfection or priority of any lien or security interest securing the Obligations, (b) waive or impair any rights, powers or remedies of the Administrate Agent and Lenders under the Loan Documents upon termination of the Forbearance Period, (c) constitute an agreement by the Administrative Agent and Lenders or require the Administrative Agent and Lenders to extend the Forbearance Period, or grant additional forbearance periods, or extend the time for payment of any of the Obligations, or (d) make any loans or other extensions of credit to the Borrowers after termination of the Forbearance Period. The execution of this Agreement shall not constitute a novation of any of the Loan Documents or of the Obligations or any other indebtedness owing to the Lenders. In the event of any inconsistency between the terms of this Agreement and any of the Loan Documents, this Agreement shall govern. The Borrowers and Guarantors acknowledge that they have consulted with counsel and with such other experts and advisors as they have deemed necessary in connection with the negotiation, execution, and delivery of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring that the Agreement be construed against the party causing this Agreement or any part hereof to be drafted.
19.    No Third Party Beneficiaries. Except as otherwise specifically provided herein, this Agreement is not intended to benefit any third parties including, without limitation, such parties that may have claims against the Borrowers and Guarantors.
20.    Waiver of Right to Jury Trial. THE BORROWERS, GUARANTORS, ADMINISTRATIVE AGENT AND LENDERS HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE LENDER AND ANY OTHER PARTY HERETO ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN OR AMONG THE ADMINISTRATIVE AGENT AND LENDERS AND ANY OR ALL OF THE BORROWERS AND/OR GUARANTORS IN CONNECTION WITH THIS AGREEMENT, THE OBLIGATIONS, THE LOAN DOCUMENTS OR ANY OTHER

AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE ADMINISTRATIVE AGENT AND LENDERS TO ENTER INTO THIS AGREEMENT.
21.    Notice. Any notice required or permitted to be given hereunder shall be in writing, shall be delivered to the other party personally; or by certified mail, return receipt requested, postage prepaid; or by overnight mail; or by first-class mail with proof of mailing; or by electronic mail; and shall be effective on: (i) the date of personal delivery; (ii) the date upon which notice by certified delivery is certified to have been delivered; (iii) the date of receipt for any notice sent by overnight mail; (iv) three days after the date of mailing for any notice sent by first-class mail with proof of mailing; and (v) the next business day for any notices sent by electronic mail, provided the notice is also sent by one other method of approved delivery as noted herein to ensure receipt. All notices shall be addressed as follows:

To Administrative Agent, Lenders and KeyBank:	KeyBank National Association Attn: Scott Saber OH-01-27-0355 127 Public Square Cleveland, Ohio 44114 Email: scott_saber@keybank.com

with a copy to:	Porter Wright Morris & Arthur LLP Attn: Michael P. Shuster, Esq. 950 Main Avenue, Suite 500 Cleveland, Ohio 44113 Email: mshuster@porterwright.com

To Borrowers:	Core Molding Technologies, Inc. Horizon Plastics International Inc. Attn: John P. Zimmer 800 Manor Park Drive Columbus, Ohio 43228 Email: jzimmer@coremt.com

with a copy to:	Don Hughes, Esq. Squire Patton Boggs (US) LLP 2000 Huntington Center 41 South High Street Columbus, Ohio 43215
Email: don.hughes@squirepb.com

To Guarantors:	Core Composites Corporation Core Automotive Technologies LLC Core Composites Cincinnati, LLC Attn: John P. Zimmer 800 Manor Park Drive Columbus, Ohio 43228 Email: jzimmer@coremt.com

To Huntington:	The Huntington National Bank Attn: Ronald B. Wuerth 41 S. High Street Columbus, Ohio 43215 Email: Ron.Wuerth@huntington.com

To Toronto-Dominion:	TD Commercial Banking Attn: Jeffrey Swan TD Bank Tower, 39th Floor 66 Wellington Street West Toronto, Ontario M5K 1E9 Email: jeff.swan@td.com

Any party to this Agreement may, upon advance written notice, inform the others of a new or changed address or addressee(s) to which notices hereunder should be sent.
22.    Entire Agreement. This Agreement, and any agreements, documents and instruments executed and delivered pursuant hereto or in connection herewith, or incorporated herein by reference, constitutes the entire agreement among the parties pertaining to the subject matter hereof and, except as otherwise provided herein, supersedes all prior contemporaneous agreements, understandings, negotiations, and discussions whether oral or written.
23.    Assignment. With respect to the obligations of the Borrowers and Guarantors hereunder, this Agreement is personal, being entered into in reliance upon and in consideration of the singular personal skill and qualifications of the Borrowers and Guarantors, and the trust and confidentiality reposed in the Borrowers and Guarantors by the Administrative Agent and Lenders. The Borrowers and Guarantors shall not assign their rights, or delegate any of their duties hereunder without the express written consent of the Administrative Agent. The Administrative Agent and/or Lenders shall have the right to assign this Agreement to a related entity or affiliate, or to a successor in interest in connection with a merger, sale of the Loans or any portion thereof, or the like.
24.    Amendments. This Agreement may not be amended or modified except by written instrument executed by the parties.
25.    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original for all purposes, but all of which shall constitute one and the same instrument.

26.    Severability. All clauses of this Agreement are distinct and severable and if any clause shall be held to be invalid or illegal, that shall not affect the validity or legality of the remainder of the Agreement. The parties hereto further agree that any such unenforceable clause shall be deemed modified so that it shall be enforced to the greatest extent permissible under law. Except as otherwise specifically provided herein, all obligations, liabilities and responsibilities of the Borrowers and Guarantors shall survive the consummation of the transactions set forth herein.
27.    Further Assurances. The parties each covenant and agree to execute and deliver to the other parties all such further instruments, agreements and other writings as any party may reasonably request of such other parties to effectuate the purpose of this Agreement or to confirm the availability of the Collateral to secure the Obligations. This Agreement is not intended to, nor will it, establish any course of dealing between the Borrowers or Guarantors and the Administrative Agent and Lenders that is inconsistent with the express terms of the Loan Documents, and the Borrowers and Guarantors hereby certify and agree to be bound by this Agreement and the Loan Documents and any document executed in connection therewith. Each of the Borrowers and Guarantors, to the extent necessary and not already done so, hereby grants a new security interest to the Administrative Agent for the benefit of Lenders in all of the Borrowers’ and Guarantors’ respective Collateral to secure all of the Obligations and continuing obligations under the Loan Documents and this Agreement. The Borrowers or Guarantors agree to execute and deliver to the Administrative Agent and Lenders such other and further documents and instruments as the Administrative Agent and Lenders may from time to time reasonably request to implement the provisions of this Agreement and to perfect and protect the liens and security interests created by the Loan Documents, this Agreement or any other applicable agreement.
28.    Enforceability. Each of the parties hereto represents and declares that the person executing this Agreement on behalf of such party is duly empowered and authorized to do so and that this Agreement is a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms hereof.
29.    Governing Law. This Agreement is made and entered into, and shall be governed by and construed in accordance with, the laws of the State of Ohio.
30.    Successor and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
31.    Survival. Any provision of this Agreement which imposes an obligation following the termination or expiration hereof shall survive such termination or expiration and shall continue to be binding upon the parties hereto.
32.    Headings. Paragraph and section headings are not to be considered part of this Agreement; they are included solely for convenience and are not intended to be full or accurate descriptions of the contents herein.
33.    Waiver. No waiver by the Administrative Agent or Lenders of any breach of this Agreement shall be a waiver of any proceeding or succeeding breach. No waiver by the Administrative Agent or Lenders of any right under this Agreement shall be construed as a waiver of any other right. The Administrative Agent and Lenders shall not be required to give notice to enforce strict adherence to all terms of this Agreement and the Loan Documents. Other than expressly provided in this Agreement, nothing contained in this Agreement shall be construed to restrict the exercise of any of the rights or remedies granted to the Administrative Agent and Lenders under the Loan Documents. No failure by the Administrative Agent or

Lenders to exercise any rights under the Loan Documents or this Agreement shall be construed as a waiver of the right to exercise the same or any other right at any time or from time to time hereafter.
34.    True and Complete Statements. The Borrowers and Guarantors represent and warrant that all of the statements contained in this Agreement, the Loan Documents and in any other documents previously, concurrently, or hereafter delivered by the Borrowers and Guarantors to the Administrative Agent and Lenders are and shall be true, complete, and correct in all material respects and that the Borrowers and Guarantors have not omitted any facts which are necessary to keep the statements made or delivered by the Borrowers and Guarantors from being misleading in any material respect.
35.    Time is of the Essence. TIME IS OF THE ESSENCE FOR ALL PURPOSES OF THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO REQUIRED PAYMENTS AND THE SATISFACTION OF CONDITIONS ON THE DATES SET FORTH HEREIN AND IN THE LOAN DOCUMENTS.
36.    Anti-Terrorism Laws. Borrowers and Guarantors are not in violation of any Anti-Terrorism Laws (defined below) or engaged in nor have they conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. Neither Borrowers nor any Guarantors (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person (defined below), or (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224. Borrowers and Guarantors shall not, at any time, (a) directly or through its Affiliates (defined below) and agents, conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person; (b) directly or through its Affiliates and agents, deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; (c) directly or through its Affiliates and agents, engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law; or (d) fail to deliver to Lenders or any Lender any certification or other evidence requested from time to time by Lenders or any Lender in their or its sole discretion, confirming the compliance of Borrowers and Guarantors with this section. “Blocked Person” means any of the following: (a) a Person (defined below) that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224; (e) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or (f) a Person who is affiliated or associated with a Person listed above. “Anti-Terrorism Laws” means those laws and sanctions relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act (Public Law 107-56), the Bank Secrecy Act (Public Law 91-508), the Trading with the Enemy Act (50 U.S.C. App. Section 1 et. . seq.), the International Emergency Economic Powers Act (50 U.S.C. Section 1701 et. seq.), and the sanction regulations promulgated pursuant thereto by the Office of Foreign Assets Control, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957 (as any of the foregoing may from time to time be amended, renewed, extended or replaced). “Person” means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or governmental body. “Affiliate” shall mean as to any Person, any other Person (excluding any Foreign Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” a Person if such Person possesses, directly or indirectly, power either (i) to vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by control or otherwise. “Subsidiary” means a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, are owned, directly or indirectly, by Borrower. “Foreign Subsidiary” means any Subsidiary that is not organized or incorporated in the United States or any state or territory thereof.
37.    IMPORTANT INFORMATION ABOUT PROCEDURES REQUIRED BY THE USA PATRIOT ACT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each entity or person who opens an account or establishes a relationship with Lenders or any Lender.

JURY TRIAL WAIVER. THE BORROWERS, THE ADMINISTRATIVE AGENT, THE GUARANTORS, AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWERS, THE ADMINSTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.
IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date on the dates indicated adjacent to their respective signatures below.

CORE MOLDING TECHNOLGIES, INC.

By: /s/ John P. Zimmer
      John P. Zimmer
      Vice President, Secretary, Treasurer
      and Chief Financial Officer

Date signed: November 22, 2019

HORIZON PLASTICS INTERNATIONAL, INC.

By: /s/ John P. Zimmer
      John P. Zimmer
      Chief Financial Officer

Date signed: November 22, 2019

CORE COMPOSITES CORPORATION
CORE AUTOMOTIVE TECHNOLOGIES LLC
CORE COMPOSITES CINCINNATI, LLC

By: /s/ John P. Zimmer
      John P. Zimmer
      Vice President, Secretary, Treasurer
      and Chief Financial Officer

Date signed: November 22, 2019

THE HUNTINGTON NATIONAL BANK
as a Lender

By: /s/ Ronald B. Wuerth
      Ronald B. Wuerth
      Vice President

Date signed: November 22, 2019

THE TORONOTO-DOMINION BANK
as a Lender

By: /s/ Jeffrey Swan
      Jeffrey Swan
      Director

By: /s/ Kyla Rackley
      Kyla Rackley
      Manager Commercial Credit
      National Accounts

Date signed: November 22, 2019

KEYBANK NATIONAL ASSOCIATION
as the Administrative Agent and as a Lender

By: /s/ Scott Saber
      Scott Saber
      Senior Vice President

Date signed: November 22, 2019